EXHIBIT 99.1

           China Ivy School, Inc. Reports Second Quarter 2007 Results

SHENZHEN CITY, China--(BUSINESS WIRE)--China Ivy School, Inc., (OTBCC: CIVY) a private education institution located in the city of Suzhou and the Jiangsu province of China, reported its financial results for the three and six months ended June 30, 2007.

Mr. Zhu Yongqi, China Ivy School, Inc.'s Chairman and Chief Executive Officer commented, "We are very pleased with the progress of our institution this year. The growth of our sales in the first six months of 2007 reflects the increased enrollment that resulted from our spring kindergarten recruitment efforts. Further, our desire to efficiently expand our operations is evidenced by the increase of our operating and interest expenses as we continue to make capital improvements to our campus and further develop our education facilities." Mr. Zhu continued, "As evidenced by our performance over the first half of the year, our continued investments in our schools is now driving growth into what has historically been the slowest time of year in the field of commercial education."

Highlights of the quarter include:

-Net sales remained relatively unchanged at $1.7 million in the second quarter of this year versus the same period in 2006. However, for the six months ended June 30, 2007, sales grew to $3.1 million from $2.3 million in the six months ended June 30, 2006, a 31% year-over-year increase.

-For the second quarter of 2007, an increase in depreciation costs affected the company's operating margins, which were 53%, compared with 62% last in last year's second quarter. Operating margins for the six-months ended June 30, 2007 grew to 55% compared with 51% in the same period in 2006, Operating income for the second quarter of 2007 was $0.9 million compared with $1.0 million reported during the 2006 second quarter, due to the increased depreciation costs. Operating income for the current six month period grew 48% to $1.7 million, compared with $1.2 million reported during the same period in 2006.

-Net income for the second quarter of 2007 was $0.6 million, compared with $0.9 million reported during last year's second quarter. For the 2007 six-month period, net income was $1.2 million compared with $0.9 million in the year-ago six-month period.

                     CHINA IVY SCHOOL, INC. AND SUBSIDIARIES
                     (FORMERLY CLAREMONT TECHNOLOGIES CORP.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                For the Three Month Periods Ended    For the Six Month Periods Ended
                                                                            June 30,                             June 30,
                                                                      2007            2006                2007              2006
                                                                  -----------      -----------         -----------      -----------
Net revenue                                                       $ 1,663,813      $ 1,652,857         $ 3,050,432      $ 2,323,595

Operating expenses
              Depreciation                                            272,543           46,786             382,839          122,902
              General and administrative expenses                     501,024          579,833             984,219        1,015,511
                                  Total operating
                                  expenses                            773,567          626,619           1,367,058        1,138,413
                                                                  -----------      -----------         -----------      -----------

Income from operations                                                890,246        1,026,238           1,683,374        1,185,182
                                                                  -----------      -----------         -----------      -----------
Other (income) expense
              Miscellaneous (income) expense                               --              (38)                 --            1,522
              Interest income                                            (450)         (20,342)            (16,014)         (20,924)
              Interest expense                                        253,438          164,987             490,371          358,736
                                  Total Other
                                  Expense                             252,988          144,607             474,357          339,334
                                                                  -----------      -----------         -----------      -----------
Income from continued operations  before income taxes
  and discontinued operations                                         637,258          881,631           1,209,017          845,848

Provision for income taxes                                                 --               --                  --               --
                                                                  -----------      -----------         -----------      -----------
Income from continued operations                                      637,258          881,631           1,209,017          845,848

Loss from discontinued operations                                      (3,333)              --              (6,425)              --
                                                                  -----------      -----------         -----------      -----------


Net income                                                            633,925          881,631           1,202,592          845,848

Other comprehensive income (loss)
              Foreign currency translation gain
              (loss)                                                   89,990           28,098             140,394          (30,621)
                                                                  -----------      -----------         -----------      -----------

Comprehensive income                                              $   723,915      $   909,729         $ 1,342,986      $   815,227
                                                                  ===========      ===========         ===========      ===========

Net income  per share from continued operations                   $      0.01      $      0.02         $      0.02      $      0.02
                                                                  ===========      ===========         ===========      ===========
Net income (loss) per share from discontinued operations          $     (0.00)     $      0.00         $     (0.00)     $      0.00
                                                                  ===========      ===========         ===========      ===========
Basic and diluted earnings per share                              $      0.01      $      0.02         $      0.02      $      0.02
                                                                  ===========      ===========         ===========      ===========
Weighted average  number of  basic and diluted share outstanding   61,549,451       55,500,000          61,524,862       55,500,000
                                                                  ===========      ===========         ===========      ===========

Weighted average number of basic and dilutive shares outstanding for the three and six month period ended June 30, 2007 and 2006 is the same since the effect of dilutive securities are anti-dilutive.

         The accompanying condensed notes are an integral part of these unaudited consolidated financial statements

About China Ivy School, Inc.

China Ivy School, Inc. is a private education institution located in the city of Suzhou and the Jiangsu province of China. Organized under the law of China, China Ivy School, Inc. has educational accreditations from Jiangsu Educational Commitment, Suzhou Municipal Education Bureau, and the Suzhou Education Committee. As of September 30, 2006, China Ivy School had a cumulative enrollment of 1,910 students within their Kindergarten, Elementary, Junior High, and High School programs. In addition to their core business model, China Ivy also offers an international school along with strategic relationships with similar institutions in Australia, Hong Kong, New Zealand, and the United Kingdom. It is from these strategic international relationships that the Company offers a highly popular foreign exchange program, a unique competitive advantage over others in its marketplace. Further, the school's individualized study plan and its 6:1 student-to-teacher ratio allow the Company to attract a high-caliber student and employ and retain a diverse and talented staff of educators.

FORWARD-LOOKING STATEMENTS: The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date thereof.

Contact:

China Ivy School, Inc.
Boya Li, 310-441-1882
boyali@chinaivyschool.com

or

The Investor Relations Group
Investor Relations: Joseph M. Kessler
212-825-3210